UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2023

Lamb Weston Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane	83616
Eagle, Idaho	(Zip Code)
(Address of principal executive offices)

(208) 938-1047
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2023, Michael J. Smith, Senior Vice President and General Manager of Foodservice, Retail, Marketing and Innovation of Lamb Weston Holdings, Inc. (“LW” or the “Company”), was appointed Chief Operating Officer of the Company, effective May 29, 2023. In connection with Mr. Smith’s appointment and effective May 29, 2023, Sharon Miller will become the Company’s President, North America, and Marc Schroeder will become the Company’s President, International, both reporting to Mr. Smith. Gerardo Scheufler also will report to Mr. Smith in his role as the Company’s Chief Supply Chain Officer.

Effective May 29, 2023, in connection with his appointment as Chief Operating Officer of the Company, Mr. Smith will be entitled to: (i) an annual base salary of $750,000; (ii) a bonus opportunity with a target level of 115% of his base salary under the Company’s Annual Incentive Plan (“AIP”); and (iii) a target long-term incentive compensation opportunity valued at approximately $1,875,000, pursuant to the Company’s Long-Term Incentive Plan (“LTIP”). The performance-based portions of Mr. Smith’s payouts under the AIP and the LTIP will be based on the achievement of the Company’s performance against pre-established metrics as approved by the Compensation and Human Capital Committee of the Board of Directors of the Company.

In satisfaction of the disclosure required by Items 401(b) and 401(e) of Regulation S-K, the information set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended May 29, 2022, filed with the Securities and Exchange Commission on July 27, 2022, under the caption “Information About Our Executive Officers” in “Item 1. Business” is incorporated by reference herein. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Smith and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Smith and the Company that would be required to be reported.

Item 7.01 Regulation FD Disclosure.

On April 13, 2023, the Company issued a press release announcing the appointment of Mr. Smith as Chief Operating Officer of the Company and certain other management changes. A copy of this press release is furnished and attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Lamb Weston Holdings, Inc. on April 13, 2023

104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

	By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: Senior Vice President, General Counsel and Chief Compliance Officer
Date: April 13, 2023